Exhibit 99.1

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pr@overstock.com

Investor Contact:
ir@overstock.com

Overstock.com, Inc. Declares Dividend of One Digital Share for Every Ten Shares Held
Digital Shares of Series A-1 Preferred Stock to be Tradable on PRO Securities ATS Operated by tZERO’s Subsidiary, PRO Securities
SALT LAKE CITY - July 30, 2019 - Overstock.com, Inc. (NASDAQ:OSTK) announces that its Board of Directors has declared a dividend (the “Dividend”) payable in shares of its Digital Voting Series A-1 Preferred Stock (the “Series A-1”). The record date for the Dividend will be September 23, 2019, and the distribution date for the Dividend will be November 15, 2019. The Dividend will be payable at a ratio of 1:10, meaning that one share of Series A-1 will be issued for every ten shares of common stock, Series A-1 or Voting Series B Preferred Stock held by all holders of such shares as of the record date.
The existing Series A-1 shares currently can be traded on the PRO Securities alternative trading system (ATS) operated by PRO Securities, LLC. The PRO Securities ATS is powered by technology owned and licensed to it by Overstock’s majority owned subsidiary tZERO Group, Inc., which owns PRO Securities, LLC. The PRO Securities ATS is the same platform on which tZERO’s security tokens began to be resold among accredited investors earlier this year.
“Five years ago, we set out to create a parallel universe: a legal, blockchain-based capital market. We’ve succeeded,” said Overstock.com founder and CEO Patrick M. Byrne. “The approximately 40,000 holders of the currently outstanding ≈37 million shares of Overstock will be issued a dividend of ≈3.7 million of these new digital shares to trade in that new capital market. Because the bundle of legal rights represented by each of these new A-1 shares is similar to the bundle of legal rights embodied in shares of our common stock (OSTK) that trades on NASDAQ, I might normally expect these blockchain-based A-1 shares to trade in rough approximation with OSTK. However, our legacy OSTK shares trade in a capital market with trading and settlement mechanisms about which I have long made my criticisms and doubts known to the public, whereas our new blockchain-based A-1 shares trade in a blockchain-based capital market which I believe is resistant to such dynamics. I cannot predict what kind of trading parity, if any, will emerge between the two. Perhaps arbitrageurs will notice and explore such matters, and in the process, punch a wormhole between the universe of legacy NMS and new universe of a blockchain capital market. I am going to be as interested as anyone else to see what the result of that will be.”
These new shares of Series A-1 to be issued in connection with the Dividend have not been, and are not required to be, registered under the Securities Act of 1933 or applicable state securities laws. Consequently, no secondary resales of such shares will occur until they become eligible for resales under Rule 144 under the Securities Act, or if another exemption from registration is available. The time period after which the Dividend shares will become eligible for Rule 144 varies depending on individual circumstances. In general, it is six months from the payment date for non-affiliate investors, subject to the applicable requirements and limitations of Rule 144. Once secondary resales are permitted, investors are expected to be able to trade shares of the Series A-1 on the PRO Securities ATS, operated by PRO Securities, through a brokerage account established with Dinosaur Financial Group, LLC. More details on that will be made available at a later date.
The company has set up a dedicated customer service team to answer any shareholder questions regarding this dividend announcement, which can be reached by calling 1-833-895-1554 M-F between the hours of 8 AM (ET) and 4:30 PM (ET).
Investor Notice
Investors should note that trading in digital securities could involve substantial risks, including no guarantee of returns, costs associated with selling and purchasing, no assurance of liquidity which could impact the price and ability to sell, and possible loss of principal invested. Further, an investment in single digital security could mean lack of diversification and, consequently, higher risk.
Investors may currently trade the Series A-1, on the PRO Securities ATS only through a brokerage account established with Dinosaur Financial Group, LLC, a subscriber to the ATS, with clearing and custody provided by Electronic Transaction Clearing, a registered broker-dealer, and Computershare as transfer agent.

No Offer, Solicitation, Investment Advice or Recommendations
This release is for informational purposes only and does not constitute an offer to sell, a solicitation to buy, or a recommendation for any digital securities, nor does it constitute an offer to provide investment advisory or other services by Overstock.com, Inc. or any of its affiliates, subsidiaries, officers, directors or employees. No reference to any specific digital securities constitutes a recommendation to buy, sell or hold that security or any other security. Nothing in this release shall be considered a solicitation or offer to buy or sell any security, token, future, option or other financial instrument or to offer or provide any investment advice or service to any person in any jurisdiction. Nothing contained in this release constitutes investment advice or offers any opinion with respect to the suitability of any digital security, and the views expressed in this release should not be taken as advice to buy, sell or hold any security. In preparing the information contained in this release, we have not taken into account the investment needs, objectives and financial circumstances of any particular investor. This information has no regard to the specific investment objectives, financial situation and particular needs of any specific recipient of this information and investments discussed may not be suitable for all investors. Any views expressed in this release by us were prepared based upon the information available to us at the time such views were written. Changed or additional information could cause such views to change. All information is subject to possible correction. Information may quickly become unreliable for various reasons, including changes in market conditions or economic circumstances.
About Overstock.com
Overstock.com, Inc. Common Shares (NASDAQ:OSTK) / Digital Voting Series A-1 Preferred Stock (Medici Ventures’ tZERO platform: OSTKO) / Series B Preferred (OTCQX:OSTBP) is an online retailer and technology company based in Salt Lake City, Utah. Its leading e-commerce website sells a broad range of new products at low prices, including furniture, décor, rugs, bedding, home improvement, and more. The online shopping site, which is visited by nearly 40 million customers a month, also features a marketplace providing customers access to millions of products from third-party sellers. Overstock was the first major retailer to accept cryptocurrency in 2014, and in the same year founded Medici Ventures, its wholly-owned subsidiary developing and accelerating blockchain technologies to democratize capital, eliminate middlemen, and re-humanize commerce. Overstock regularly posts information about the company and other related matters on the Newsroom and Investor Relations pages on its website, Overstock.com.
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O, Overstock.com, O.com, Club O, Main Street Revolution, and Worldstock are registered trademarks of Overstock.com, Inc. O.biz and Space Shift are also trademarks of Overstock.com, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.
This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 9, 2019, and any subsequent filings with the SEC.
About tZERO
tZERO Group, Inc. (“tZERO“) is a majority owned subsidiary of Overstock.com, Inc. focusing on the development and commercialization of financial technology (FinTech) based on cryptographically-secured, decentralized ledgers - more commonly known as blockchain technologies. Since its inception, tZERO has pioneered the effort to bring greater efficiency and transparency to capital markets through the integration of blockchain technology. For more information on tZERO, please visit: https://www.tzero.com/.
tZERO is not a registered broker-dealer, funding portal, underwriter, investment bank, investment adviser or investment manager, and is not providing brokerage, investment banking or underwriting services, recommendations or investment advice to any person, and does not provide any brokerage services. tZERO takes no part in the negotiation or execution of secondary market transactions for the purchase or sale of securities and at no time has possession of investor funds or securities in connection with such transactions.

About PRO Securities, LLC
PRO Securities, LLC is a broker-dealer registered with the SEC and a member of FINRA and SIPC. More information about PRO Securities may be found at www.finra.org.
SOURCE: Overstock.com, Inc.